UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 21, 2014

NANOPHASE TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-22333	36-3687863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1319 Marquette Drive, Romeoville, Illinois	60446
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 771-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of Stockholders of the Company was held on August 21, 2014. The following is a summary of the proposals submitted to the Company’s stockholders, as described in the Company’s definitive proxy statement filed on July 7, 2014, and final results of the voting on each matter.

1)	The stockholders voted to re-elect three Class II directors to the Board. Results of the voting were as follows:

Director	For	Authority Withheld	Abstentions	Broker Non-Votes
Jess A. Jankowski	14,861,521	67,111	—	9,024,711
Richard W. Siegel, Ph.D.	14,862,922	65,710	—	9,024,711
W. Ed Tyler	14,858,349	70,283	—	9,024,711

In addition to Mr. Jankowski, Dr. Siegel, and Mr. Tyler, James A. Henderson, James A. McClung, Ph.D., R. Janet Whitmore and George A. Vincent, III, continued their terms of office as directors of the Company after the 2014 Annual Meeting of Stockholders.

2)	The stockholders voted to ratify the appointment by the Company’s Audit and Finance Committee of McGladrey LLP as the independent auditors of the Company’s financial statements for the year ending December 31, 2014. Results of the voting were as follows:

For	Against	Abstentions	Broker Non-Votes
23,821,620	107,393	24,330	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOPHASE TECHNOLOGIES CORPORATION
(Registrant)

August 22, 2014	/s/ FRANK CESARIO
(Date)	FRANK CESARIO Chief Financial Officer